Exhibit 10.4

COLLATERAL AGENCY AGREEMENT

This Collateral Agency Agreement (this “Agreement”), dated as of October 22, 2012, is made among each of the Purchasers listed on the signature pages hereto (each a “Purchaser” and, collectively, the “Purchasers”) and Richard P. Kiphart, as collateral agent for the Purchasers (in such capacity, the “Collateral Agent”).

RECITALS

A.            The Purchasers and Lime Energy Co., a Delaware corporation (the “Company”), are parties to that certain Convertible Note and Warrant Purchase Agreement, dated as of October 22, 2012 (the “Purchase Agreement”), by and among the Company and the investors listed on the Schedule of Purchasers attached thereto, relating to the issue and sale of subordinated secured convertible promissory notes (collectively, the “Notes”) and warrants (collectively, the “Warrants”) to purchase common stock, par value $0.0001 per share, of the Company (“Common Stock”).

B.            The Notes issued under the Purchase Agreement will be secured by certain collateral subject to and in accordance with the terms and conditions of the Security Agreement.

C.            At one or more closings subsequent to the First Closing (as defined in the Purchase Agreement), the Company may sell and issue additional Notes and Warrants to additional investors (“Additional Purchasers”) under the Purchase Agreement.

D.            The Purchasers desire to enter into this Agreement to provide, among other things, for (i) the appointment, duties and responsibilities of a Collateral Agent, (ii) the respective rights and interests of the parties in and to the Collateral, and (iii) the administration of the Collateral, upon the terms and subject to the conditions set forth in this Agreement.

Now, therefore, in consideration of the foregoing recitals, and for other good and valuable consideration, had and received, the parties hereby agree as follows:

Section 1               Definitions; Interpretation.

(a)           Terms Defined in Purchase Agreement.  All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

(b)           Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person.  For purposes of the foregoing, “control,” “controlled by” and “under common control with” with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Business Day” means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in Raleigh, North Carolina.

“Collateral” means the property now existing or hereafter acquired which may at any time be or become subject to a security interest in favor of the Collateral Agent or the Purchasers pursuant to the Security Agreement or otherwise, securing the payment and performance of the Obligations.

“Majority Note Holders” shall mean the holders owning at least fifty-one percent (51%) of the then outstanding aggregate principal amount of all Notes issued under the Purchase Agreement.

“Obligations” has the meaning assigned in the Security Agreement.

“Obligor” means the Company.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization or other entity of whatever nature.

“Pro Rata Share” of any Purchaser means (a) in connection with any payments or distributions to any Purchaser, (i) in the case of accrued and unpaid interest on any of the Obligations to any payment date, the proportion which the amount of interest accrued and unpaid to such Purchaser bears to the aggregate amount of interest accrued and unpaid to all Purchasers; (ii) in the case of unpaid principal of any of the Obligations, the proportion which the amount of unpaid principal owing to such Purchaser bears to the aggregate amount of unpaid principal owing to all Purchasers; and (iii) in the case of any indebtedness in respect of any fees, commissions, indemnities and other amounts then owing in respect of the Obligations, the proportion which the amount of such indebtedness owing to such Purchaser bears to the aggregate amount of such indebtedness owing to all Purchasers; and (b) for purposes of Section 6, the proportion which the amount of unpaid principal owing to such Purchaser bears to the aggregate amount of unpaid principal owing to all Purchasers.

“Security Agreement” means that certain Security Agreement dated as of October 22, 2012, by and between the Company and the Collateral Agent, as may be amended from time to time.

(c)           Interpretation.  In this Agreement, except to the extent the context otherwise requires:  (i) any reference in this Agreement to an Article, a Section, a Schedule or an Exhibit is a reference to an article hereof, a section hereof, a schedule hereto or an exhibit hereto, respectively, and to a subsection hereof or a clause hereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation” and (v) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

Section 2               Appointment of Collateral Agent.

(a)           Appointment.  The Purchasers hereby appoint the Collateral Agent and authorize the Collateral Agent to execute the Security Agreement and each subordination agreement in connection with Senior Debt (“Subordination Agreement”) on behalf of itself and all other Purchasers and to take such action as agent on their behalf and to exercise such powers and perform such duties under this Agreement, any Subordination Agreement and the Security Agreement as are delegated to the Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto.  The duties and obligations of the Collateral Agent are strictly limited to those expressly provided for herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this

Agreement or otherwise exist against the Collateral Agent.  As to any matters not expressly provided for by this Agreement, the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Note Holders, and such instructions shall be binding upon all Purchasers; provided, however, except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action, and that the Collateral Agent shall not in any event be required to take any action which exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law.  Nothing in this Agreement shall, or shall be construed to, constitute the Collateral Agent a trustee or fiduciary for any Purchaser.  In performing its functions and duties hereunder, the Collateral Agent shall act solely as the agent of the Purchasers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Obligor.

(b)           Delegation of Duties.  The Collateral Agent may, in its discretion, employ from time to time one or more agents or attorneys-in-fact (including any of the Collateral Agent’s Affiliates) to perform any of the Collateral Agent’s duties under this Agreement.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(c)           Subordination Agreement.  Without limiting the generality of the foregoing provisions of this Section, the Purchasers consent to the execution by the Collateral Agent of any Subordination Agreement and approve the terms and conditions thereof.  The Purchasers agree to be bound by any Subordination Agreement as if they were signatories thereto.

Section 3               Duties and Obligations of the Collateral Agent.

(a)           General Duties and Obligations of Collateral Agent.  The duties and obligations of the Collateral Agent hereunder shall consist of (i) accepting, entering into, holding, maintaining, administering and enforcing the Security Agreement, including all Collateral subject thereto and all Liens created thereunder, and any Subordination Agreement, performing its obligations under the Security Agreement and any Subordination Agreement, and protecting, exercising and enforcing the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Agreement or any Subordination Agreement or under applicable law in respect of the Security Agreement or any Subordination Agreement, (ii) selling, releasing, surrendering, realizing upon or otherwise dealing with, in any manner and in any order, all or any portion of any Collateral, (iii) making any demands or giving any notices under the Security Agreement and any Subordination Agreement, (iv) effecting amendments to and granting waivers under the Security Agreement and any Subordination Agreement, and (v) distributing payments to the Purchasers of amounts received by it in connection with the Collateral or any Subordination Agreement, in each case in accordance with the instructions of the Majority Note Holders (subject to the provisions of Sections 8(b) and 8(c) below).

(b)           Holding of Collateral.  The Collateral Agent agrees to hold all Collateral hereafter delivered to it pursuant to the Security Agreement, for itself and for the benefit of the Purchasers, on and subject to the terms and conditions set forth in the Security Agreement and in this Agreement.

(c)           Limitation on Collateral Agent’s Duties in Respect of Collateral.  Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Collateral Agent’s possession and the accounting for monies actually received by the Collateral Agent hereunder in respect of the Collateral, the

Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to any Collateral.

(d)           Application of Proceeds.  All amounts received or collected by the Collateral Agent on account of the Obligations as proceeds of any collection, sale or other realization upon any Collateral or otherwise shall be promptly applied by the Collateral Agent in the following order:  (i) first, to the Collateral Agent for application to the payment of any fees, costs, expenses, liabilities and other amounts due the Collateral Agent; and (ii) second, to the Purchasers, ratably in accordance with their Pro Rata Shares, for application to the payment of the other Obligations.  The Collateral Agent shall have no obligation to make any payments to the Purchasers except out of amounts actually received by the Collateral Agent or applied by the Collateral Agent in respect of the Collateral.  If any amount so received or collected by the Collateral Agent and applied as provided in this Section 3 is rescinded or must otherwise be returned by the Collateral Agent for any reason, each Purchaser shall, upon notice by the Collateral Agent, forthwith promptly pay over to the Collateral Agent such Purchaser’s received portion of the amount so returned.  All payments hereunder shall be made to such accounts as the Purchasers may designate by notice to the Collateral Agent.

(e)           For Sole and Exclusive Benefit of Holders of Obligations.  The Collateral Agent will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent under or in respect of the Security Agreement and any Subordination Agreement solely and exclusively for the benefit of the present and future Purchasers, equally and ratably, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of this Section 3.

Section 4               Liability; Collateral Agent and Affiliates; Non-Reliance; Etc.

(a)           Limitation on Liability.  Neither the Collateral Agent nor any Affiliate thereof nor any of their respective directors, officers, employees, members, partners, limited partners, consultants or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Security Agreement or any other Transaction Document, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, the Collateral Agent (i) may treat a Purchaser as the holder of its Obligations for all purposes hereof unless and until the Collateral Agent receives written notice of the assignment thereof signed by such Purchaser and the Collateral Agent receives the written agreement of the assignee that such assignee is bound hereby as it would have been if it had been an original Purchaser party hereto, in each case in form satisfactory to the Collateral Agent, (ii) may consult with legal counsel (including counsel to the Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (iii) shall incur no liability to any Purchaser under or in respect of this Agreement, the Security Agreement or any other Transaction Document by acting upon any notice, consent, certificate, facsimile, email, statement or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty made or deemed to be made hereunder, under the Security Agreement or under any other Transaction Document.  Further, the Collateral Agent (A) makes no warranty or representation to any Purchaser and shall not be responsible to any Purchaser for the accuracy or completeness of any information, exhibit or report furnished hereunder, under the Security Agreement or under any other Transaction Document, for any statements, warranties or representation (whether written or oral) made or deemed made in or in connection with this Agreement, the Security Agreement or the other Transaction Documents, (B) shall have no duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Security Agreement or any other Transaction Document on the part of the Obligor or any other Person or to inspect the property, books or records of the Obligor or any other Person, and (C) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectability of this Agreement, the Security Agreement or any Transaction Document or any Collateral.

(b)           Collateral Agent and Affiliates.  With respect to any Obligations owing to the Collateral Agent (or its Affiliates), the Collateral Agent (or such Affiliate) shall have the same rights and powers under this Agreement, the Security Agreement and the other Transaction Documents as any other Purchaser and may exercise the same as though it were not the Collateral Agent (or affiliated with the Collateral Agent); and the term “Purchaser” or “Purchasers” shall, unless otherwise expressly indicated, include the Collateral Agent in its individual capacity.  The Collateral Agent and its Affiliates may lend money to and generally engage in any kind of business with the Obligor, all as if the Collateral Agent were not the Collateral Agent hereunder and without any duty to account therefor to the Purchasers.

(c)           Non-Reliance.  Each Purchaser has itself been, and will continue to be, based on such documents and information as it has deemed appropriate, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Obligor or any of its subsidiaries and the nature and value of any Collateral.  Accordingly, each Purchaser confirms to the Collateral Agent and the other Purchasers that it has not relied, and will not hereafter rely, on the Collateral Agent or the other Purchasers (i) to check or inquire on such Purchaser’s behalf into the adequacy, accuracy or completeness of any information provided by the Obligor or any other Person under or in connection with this Agreement, the Security Agreement or the transactions contemplated by the other Transaction Documents (whether or not such information has been or is hereafter distributed to such Purchaser by the Collateral Agent), or (ii) to assess, confirm or keep under review on such Purchaser’s behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligor, any subsidiary thereof, the nature or value of any Collateral, the validity of the title of the Obligor to the Collateral, the insurance maintained with respect to the Collateral, or the payment of taxes, charges, assessments or Liens upon the Collateral.  The Collateral Agent hereby disclaims any representation or warranty to the present and future Purchasers concerning the validity, enforceability or sufficiency of the Security Agreement or any Subordination Agreement, the validity, enforceability, perfection, priority of the Liens granted under the Security Agreement or the nature, extent or value of the Collateral.

(d)           Default.  The Collateral Agent will not be required to inquire as to the occurrence or absence of any defaults under the Transaction Documents and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any such defaults unless and until it receives from or on behalf of the Majority Note Holders written notice stating that a default has occurred and is continuing.  The Collateral Agent will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Obligations) or action under any Subordination Agreement or the Security Agreement unless and until it receives written notice from or on behalf of the Majority Note Holders directing it to exercise remedies against the Collateral or take action under any Subordination Agreement or the Security Agreement, and thereafter the Collateral Agent will be required to act only if such notice is not withdrawn and only in accordance with the other provisions of this Agreement.

(e)           Independent Obligations.  Except as expressly provided herein, each party shall remain responsible for the collection, servicing and administration of the Obligations.

Section 5               Solicitation of Instructions.

(a)           The Collateral Agent may at any time solicit written confirmatory instructions from the Majority Note Holders or request an order of a court of competent jurisdiction as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement, the Security Agreement, any Subordination Agreement or the other Transaction Documents and may suspend performance of such obligations as it determines to be appropriate until it receives such instructions or order.

(b)           No written direction given to the Collateral Agent by the Purchasers that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement, any Subordination Agreement, the Security Agreement and the other Transaction Documents will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

(c)           If so requested by the Collateral Agent, each Purchaser is authorized to provide, and shall provide, to the Collateral Agent with such information as may be available to such Purchaser as to the names and addresses of the Purchasers and the amount of Obligations outstanding to each such Purchaser.

Section 6               Indemnification; Costs, Expenses and Fee.

(a)           Indemnification.  The Purchasers agree to indemnify the Collateral Agent, its Affiliates, and their respective directors, officers, employees, members, partners, limited partners, agents, counsel and other advisors (to the extent not reimbursed by the Obligor) (each an “Indemnified Person”), ratably in accordance with their Pro Rata Shares, against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to the Collateral Agent, which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or the Security Agreement or any action taken or omitted by any Indemnified Person in connection with any of the foregoing; provided that no Purchaser shall be liable to any Indemnified Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct.

(b)           Costs and Expenses; Servicing Fee.  Without limitation of the foregoing provisions of this Section 6, each Purchaser agrees to reimburse the Collateral Agent and its Affiliates promptly upon demand for such Purchaser’s Pro Rata Share of any costs and expenses or other charges incurred by the Collateral Agent or its Affiliates and payable by the Obligor pursuant to the Transaction Documents if and to the extent that the Collateral Agent or any Affiliate is not reimbursed for such expenses or charges or payment of such fee is not made by the Obligor.

Section 7               Removal and Resignation of Collateral Agent.

(a)           Resignation and Removal.  Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may be removed at any time, with or without cause, by the Majority Note Holders, upon prior written notice to the parties hereto.  The Collateral Agent may resign at any time, upon prior written notice to the parties hereto.  Upon any such removal or resignation the Majority Note Holders shall be entitled to appoint a successor Collateral Agent, who shall agree in writing to be bound by the terms of this Agreement in accordance with Section 4(a).  Upon the acceptance of any successor Collateral Agent of its appointment, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the Collateral Agent.  If no successor Collateral Agent is appointed prior to the effective date of the resignation of the resigning Collateral Agent, the resigning Collateral Agent may appoint, after consulting with the Purchasers, a successor Collateral Agent from among the Purchasers.  In the case of any resignation of the Collateral Agent, if no successor shall have accepted within 30 days, the resignation shall nonetheless become effective upon the expiration of such 30-day period, and the Purchasers shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Majority Note Holders appoint a successor agent as provided for above.  The former Collateral Agent shall be discharged from its duties and obligations as such upon the effectiveness of such removal or resignation.

(b)           Survival.  The provisions of Sections 4 and 6, including all obligations of the Purchasers with respect to the indemnification of the Collateral Agent, the payment to the Collateral Agent of any unpaid fee and the reimbursement of costs and expenses of the Collateral Agent, shall survive the termination of the duties and obligations of the Collateral Agent hereunder.

Section 8               Miscellaneous.

(a)           Additional Purchasers.  Simultaneously with and as a condition to the sale of additional Notes and Warrants to Additional Purchasers pursuant to the Purchase Agreement, each Additional Purchaser shall execute and deliver this Agreement.  Each such Additional Purchaser, upon execution and delivery of a counterpart signature page to this Agreement by such Additional Purchaser, shall become a party hereto and be deemed a Purchaser hereunder.

(b)           Further Assurances and Additional Acts.  Each of the parties shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances, and perform such acts as the Collateral Agent or the Majority Note Holders shall deem necessary or appropriate to effectuate the purposes of this Agreement.

(c)           Action by Collateral Agent.  In taking any action on behalf of the Purchasers and exercising such powers and performing such duties under this Agreement, any Subordination Agreement, the Security Agreement and any other Transaction Document as are granted to the Collateral Agent hereunder and thereunder, except to the extent otherwise provided under herein or in the Transaction Documents, the Collateral Agent shall act in each case in accordance with the instructions of the Majority Note Holders.  The Purchasers irrevocably authorize the Collateral Agent (i) to release any Lien on any property granted to or held by the Collateral Agent under the Security Agreement as required by the Security Agreement (A) upon payment in full of all Obligations (other than contingent indemnification obligations), (B) that is sold or to be sold as part of or in connection with any such sale or disposition of Collateral contemplated by or permitted under this Agreement or under the Security Agreement, (C) if approved, authorized or ratified in writing by the Majority Note Holders, or (D) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; and (ii) to subordinate any Lien on any Collateral to the holder of any senior Lien on such property that is permitted by the Purchase Agreement or the Notes.  Upon request by the Collateral Agent at any time, the Purchasers will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of Collateral.

(d)           Amendments to this Agreement.  No amendment or waiver of any provision of this Agreement, any Subordination Agreement or the Security Agreement nor consent to any departure therefrom by any Purchaser, the Collateral Agent or any other Person shall in any event be effective unless the same shall be in writing and signed (or consented to) by the Majority Note Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, without the consent of all the Purchasers, no amendment, waiver or consent shall do any of the following:  (i) subject the Purchasers to any additional obligations; (ii) reduce any amount payable to the Purchasers; (iii) postpone any date fixed for any payment in respect of any amount payable to the Purchasers unless such reduction shall be made ratably among all Purchasers in accordance with their Pro Rata Share; (iv) change the definition of “Majority Note Holders” to less than 51%; (v) amend the provisions of Section 3(d); or (vi) amend the provisions of Section 8(c) or this Section 8(d); and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent, affect the rights, duties or obligations of the Collateral Agent under or in respect of this Agreement.

(e)           Assignment.  The Purchasers’ rights in and to the Collateral and the Security Agreement and in respect of their Obligations may be assigned by them at their sole discretion, subject to the terms and conditions of the Transaction Documents.  Any transferee or assignee, as a condition to acquiring such rights in the Collateral or interest in the Obligations, shall agree to be bound hereby.

(f)            Notices.  All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and delivered personally, sent by facsimile (with evidence of transmission), sent by electronic mail (with evidence of receipt)  or sent by reputable overnight courier (with evidence of delivery), in each case to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth in the Purchase Agreement, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto.  All such notices and communications shall be effective (i) if delivered by hand, sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission or electronic mail, when sent; provided, however, notices and communications to the Collateral Agent shall not be effective until received.  Electronic mail may be used only for routine communications, such as distribution of informational documents or documents for execution by the parties thereto, and may not be used for any other purpose.

(g)           No Waiver; Cumulative Remedies.  No failure on the part of the Collateral Agent or any Purchaser to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under this Agreement and the other Transaction Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Collateral Agent or any Purchaser.

(h)           Costs and Expenses.  Except as expressly provided herein, each of the parties shall absorb its own costs and expenses (including fees and disbursements of counsel) in connection with the negotiation, preparation, execution and performance of this Agreement.

(i)            Obligations Several.  The obligations of the Purchasers hereunder are several.  The failure of any Purchaser or the Collateral Agent to carry out its obligations hereunder shall not relieve any other Purchaser or the Collateral Agent of any obligation hereunder, nor shall any Purchaser or the Collateral Agent be responsible for the obligations of, or any action taken or omitted by, any other Person hereunder.  Nothing contained in this Agreement shall be deemed to cause any Purchaser or the Collateral Agent to be considered a partner of or joint venturer with any other Purchaser or Purchasers, the Collateral Agent or the Obligor.

(j)            Benefits of Agreement.  This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

(k)           Effectiveness.  This Agreement shall become effective on the date on which the Collateral Agent and each Purchaser at the First Closing shall have signed a copy hereof, and thereafter shall be binding upon, inure to the benefit of and be enforceable by each Purchaser, the Collateral Agent (upon its acceptance of its appointment hereunder), and their respective successors and assigns.

(l)            Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to its conflicts of law provisions.

(m)          Entire Agreement.  This Agreement and the Transaction Documents constitute the entire agreement of the parties with respect to the matters set forth herein and supersede any prior agreements, commitments, discussions and understandings, oral or written, with respect thereto.

(n)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

(o)           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(p)           Interpretation.  This Agreement is the result of negotiations among and has been reviewed by counsel to the parties, and is the product of all parties hereto.  Accordingly, this Agreement shall not be construed against a Purchaser or the Collateral Agent merely because of such Purchaser’s or the Collateral Agent’s involvement in the preparation hereof.

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[Signatures Continued On Next Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COLLATERAL AGENT:

		By:	/s/ Richard P. Kiphart
		Name:	Richard P. Kiphart
Title:

ACKNOWLEDGED AND AGREED:

COMPANY:

LIME ENERGY CO.

By:	/s/ Jeffrey Mistarz
Name:	Jeffrey Mistarz
Title:	Chief Financial Officer

PURCHASER:

		By:	/s/ Richard P. Kiphart
		Name:	Richard P. Kiphart
		Title:	Individually

		By:	/s/ John Thomas Hurvis
		Name:	John Thomas Hurvis
		Title:	Trustee

		By:	/s/ Christopher Capps
		Name:	Christopher Capps
		Title:	Individually

		By:	/s/ Michael Heyworth
		Name:	Michael Heyworth
		Title:	Director